SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 6, 2016

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01

Item 8.01   Other Events.

On October 6, 2016, Zion Oil & Gas, Inc. (the “Company”) as the Operator executed a Drilling Agreement (“Agreement”) with S.C. Daflog S.R.L. (“Daflog”) as the Contractor. Daflog is a related party entity  of DAFORA S.A. (“DAFORA”). Daflog operates as an Israeli Branch (“Contractor”) in Israel for DAFORA. DAFORA is the largest drilling company in Romania and has drilled over 1,000 wells in Romania, Eastern Europe and East Africa. They are members of the International Association of Drilling Contractors. The Company will use DAFORA’s F-400 drilling rig, which has a 3,000 HP capacity drawworks capable of drilling to a depth of over 20,000 feet, which is more than adequate to provide sufficient horsepower and safety factor to drill the Company’s planned 15,000 foot Megiddo-Jezreel #1 well (“MJ#1”). The DAFORA F-400 rig is currently situated in Israel and had previously drilled a 15,600 foot well for Givot Olam in the Meged Oilfield.

The terms of the Agreement shall be for one well with up to two optional wells at the discretion of the Company under an Option Drilling Program. The Agreement represents a standard industry drilling agreement for drilling contractors and operators under “Good Oil Field Practice.” The rig mobilization is included in Rig Commissioning, which is $384,000 if rigged up on Givot Olam’s Meged 8 site prior to mobilization to MJ#1, or $319,000 if only rigged up at the MJ#1 drill site. The move between wells of the operator, if on the same location, would be $100,000. The Operating Daily Rate would be $23,340, or less if on standby or repairs or on a Saturday. Additional terms and conditions of the Agreement may be found below in Exhibit 10.1.

On September 25, 2016, the Company received the fully executed agreement with the Israel Land Authority (“ILA”), the lessor of the land to Kibbutz Sde Eliyahu, to access and utilize the 3.18 acre drill site for oil exploration. The planned MJ#1 well is situated on the fields of Kibbutz Sde Eliyahu. Since the agreements with the kibbutz and the ILA have been executed, the Company has been reviewing comprehensive bid proposals from various contractors to begin drill site construction soon, which should take 45 to 60 days to complete.

The commencement of the drilling program is subject to the receipt of various government permits and raising additional capital, whether through Zion’s current public offering of its bonds or otherwise. There can be no assurance that the Company will be successful in obtaining the requisite permits or raising the capital needed to commence drilling.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1 –	Drilling Agreement between Zion Oil & Gas, Inc. (“Operator”) and S.C. Daflog S.R.L. (“Contractor”)

99.1 –	Press release dated October 6, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: October 6, 2016	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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